UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

EveryWare Global, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2014, EveryWare Global, Inc. (the "Company") entered into a confidential separation agreement and general release (the “Volles Agreement”) with Jacqueline Volles in connection with her previously announced departure. The Volles Agreement provides, among other things, that (i) Ms. Volles' separation was effective on February 19, 2014, (ii) the Company will pay her six months of severance through payroll continuation, in an amount not to exceed $145,000, a discretionary bonus payment for 2013 in the amount of $47,000, less all applicable withholdings and taxes, and an additional lump-sum payment in the amount of $39,280 as an additional settlement amount, less all applicable withholdings and taxes; (iii) it will make a payment to Ms. Volles’s attorneys in the amount of $38,220, and (iv) the Company will provide Ms. Volles, if she so elects, with continued medical and dental coverage at the current employee rate for a period of nine months.
In the Volles Agreement, the Company agreed to waive the non-compete provisions contained in Ms. Volles' employment agreement and agreed not to contest Ms. Volles' application for unemployment benefits. In the Volles Agreement, Ms. Volles agreed to certain non-disparagement covenants and agreed to cooperate with the Company in any internal investigation or any proceeding or dispute with a third party involving matters about which she has knowledge for a period of three years following her separation from the Company. Ms. Volles also agreed to certain confidentiality covenants and acknowledged that she remains obligated with respect to the non-solicitation covenants in her employment agreement. In the Volles Agreement, Ms. Volles released and discharged any and all past and present claims against the Company, its affiliates (including Monomoy Capital Partners, L.P., Monomoy Capital Partners II, L.P. and Clinton Magnolia Master Fund, Ltd.) and its representatives which may exist or have arisen up to and including the date of the Volles Agreement, including claims that arise out of her employment or relationship with the Company or any of its representatives and the termination of her employment, except for the enforcement of the Volles Agreement.
A copy of the Volles Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	The Confidential Separation Agreement and General Release dated April 15, 2014, between the Company and Jacqueline Volles

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVERYWARE GLOBAL, INC.

Date:	April 21, 2014	By:	/s/ Bernard Peters
		Name:	Bernard Peters
		Title:	Executive Vice President and Chief Financial Officer